                           SEAGULL ENERGY CORPORATION
                                 HOUSTON, TEXAS

                AMENDED NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                        TO BE HELD TUESDAY, MAY 14, 1996

To the Shareholders:

     The 1996 Annual Meeting of Shareholders (the "Annual Meeting") of Seagull Energy Corporation (the "Company") will be held on Tuesday, May 14, 1996 at 10:00 a.m., local time, in the Grand Ballroom of the Four Seasons Hotel, 1300 Lamar Street, Houston, Texas, for the following purposes:

     1. To elect three directors to serve until the 1999 Annual Meeting of Shareholders;

     2. To approve an amendment to the Seagull Energy Corporation 1993 Nonemployee Directors' Stock Option Plan;

     3. To ratify the selection of KPMG Peat Marwick LLP as independent auditors of the Company for the fiscal year ending December 31, 1996; and

     4. To transact such other business as may properly come before such meeting or any adjournment(s) or postponement(s) thereof.

     The close of business on March 20, 1996, has been fixed as the record date for the determination of shareholders entitled to receive notice of and to vote at the Annual Meeting or any adjournment(s) or postponement(s) thereof.

     You are cordially invited to attend the Annual Meeting. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, WE ASK THAT YOU SIGN AND RETURN THE ENCLOSED BLUE PROXY CARD AS PROMPTLY AS POSSIBLE. A SELF-ADDRESSED, POSTPAID ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE.

     SHAREHOLDERS SHOULD RETURN THE ENCLOSED BLUE PROXY CARD INSTEAD OF THE WHITE PROXY CARD DISTRIBUTED WITH THE PROXY STATEMENT. IF YOU HAVE ALREADY RETURNED THE WHITE PROXY CARD, YOU SHOULD NEVERTHELESS COMPLETE AND RETURN THE BLUE PROXY CARD.

                                            BY ORDER OF THE BOARD OF DIRECTORS,

                                        /S/ SYLVIA SANCHEZ
                                            SYLVIA SANCHEZ
                                            Secretary

April 5, 1996

                           SEAGULL ENERGY CORPORATION

                         SUPPLEMENT TO PROXY STATEMENT

                                 APRIL 5, 1996

     Seagull Energy Corporation (the "Company") hereby supplements its Proxy Statement dated March 29, 1996 (the "Proxy Statement") relating to the Company's Annual Meeting of Shareholders to be held on May 14, 1996 at 10:00 a.m., local time, in the Grand Ballroom of the Four Seasons Hotel, 1300 Lamar Street, Houston, Texas, together with any postponement(s) or adjournment(s) thereof (the "Annual Meeting"). This Supplement should be read in conjunction with the Proxy Statement, and capitalized terms used but not defined in this Supplement shall have the meaning set forth in the Proxy Statement.

     The Proxy Statement indicated that two items would be submitted for shareholder approval at the Annual Meeting: (i) the election of three directors in Class I to serve until the 1999 annual meeting of shareholders and (ii) the ratification of the selection of KPMG Peat Marwick LLP as the Company's independent auditors for the year ending December 31, 1996. The Company has now determined to also submit for shareholder approval the amendment (the "Amendment") to the Company's 1993 Nonemployee Directors' Stock Option Plan (the "Directors Option Plan") described below.

     SHAREHOLDERS SHOULD RETURN THE ENCLOSED BLUE PROXY CARD INSTEAD OF THE WHITE PROXY CARD DISTRIBUTED WITH THE PROXY STATEMENT. IF YOU HAVE ALREADY RETURNED THE WHITE PROXY CARD, YOU SHOULD NEVERTHELESS COMPLETE AND RETURN THE BLUE PROXY CARD.

                             PROPOSAL TO AMEND THE
                 1993 NONEMPLOYEE DIRECTORS' STOCK OPTION PLAN

     The Amendment extends the option exercise period for Nonemployee Directors (as defined below) whose membership on the Board terminates by reason of death, disability, mandatory retirement or any other reason except a termination for cause or voluntarily not at the request of the Board. The Amendment was unanimously approved by the Board on April 4, 1996, subject to shareholder approval at the Annual Meeting.

     Below is a summary of the primary features of the Amendment and the Directors Option Plan. A copy of the Amendment is attached hereto as Appendix I, and a copy of the Directors Option Plan and revised Nonemployee Director Stock Option Agreement is available upon a shareholder's written request to the Corporate Secretary, Seagull Energy Corporation, 1001 Fannin, Suite 1700, Houston, Texas 77002.

DESCRIPTION OF THE AMENDMENT

     Under the current terms of the Directors Option Plan, the continuing exercisability of options after a Nonemployee Director ceases to be a director is determined based on the reason for such termination. If the Nonemployee Director's membership on the Board terminates for cause or voluntarily not at the request of the Board (other than by reason of mandatory retirement), the Nonemployee Director's outstanding options are exercisable to the extent vested at any time during a period of three months following such termination or, if the Nonemployee Director dies during such three-month period, by the Nonemployee Director's estate (or the person who acquires the option by will or the laws of descent and distribution or otherwise by reason of the death of the Nonemployee Director) at any time during a period of one year following the Nonemployee Director's death, subject to the expiration date of such options. If the Nonemployee Director's membership on the Board terminates by reason of disability or death, the Nonemployee Director's outstanding options are exercisable in full at any time during a period of one year following such termination, subject to the expiration date of such options. If the Nonemployee Director's membership on the Board terminates for a reason other than the reasons described above in this paragraph, the Nonemployee Director's outstanding options are exercisable in full at any time during a period of three months following such termination or, if the Nonemployee Director dies during such three-month period, by the Nonemployee Director's estate (or the person who acquires the option by will or the laws of descent and distribution or otherwise by reason of the death of the Nonemployee Director) at any time during a period of one year following the Nonemployee Director's death, subject to the expiration date of such options.

     If the Amendment is approved, then, if a Nonemployee Director's membership on the Board terminates by reason of death, disability, mandatory retirement or any other reason except a termination for cause or voluntarily not at the request of the Board, the Nonemployee Director's outstanding options will be exercisable in full at any time until (a) three years after such termination or
(b) one year after the Nonemployee Director's death, whichever is later, in each case subject to the expiration date of such options.

DESCRIPTION OF THE DIRECTORS OPTION PLAN

     The Directors Option Plan is intended to promote the interests of the Company and its shareholders by helping reward and retain directors who are not and who have never been employees of the Company or its subsidiaries ("Nonemployee Directors") and allowing them to develop a sense of proprietorship and personal involvement in the development and financial success of the Company. Shares issuable pursuant to the Directors Option Plan may be authorized but unissued shares or reacquired shares, and the Company may purchase shares required for this purpose. The aggregate maximum number of shares authorized to be issued under the Directors Option Plan pursuant to grants of stock options is 600,000 shares of Common Stock (which amount is subject to adjustment upon a reorganization, stock split, recapitalization, or other change in the Company's capital structure). Shares subject to expired options are available for regrant under the Directors Option Plan.

     The Company believes that the extension of the option exercisability periods described above will assist in the recruitment and retention of qualified directors for the Company.

ELIGIBILITY

     Only Nonemployee Directors are eligible to receive options under the Directors Option Plan.

TERM OF THE DIRECTORS OPTION PLAN

     The Directors Option Plan was adopted by the Board on February 9, 1993 and was approved by the shareholders of the Company on May 11, 1993 (the "Effective Date"). If not sooner terminated by the Board, the Directors Option Plan will terminate on the date that the remaining shares of Common Stock that may be issued under the Directors Option Plan are not sufficient to cover the options required to be granted under the terms of the Directors Option Plan.

OPTION AWARDS

     Under the terms of the Directors Option Plan, each Nonemployee Director who served in such capacity on the Effective Date received a grant of a nonstatutory stock option to acquire 3,000 shares of Common Stock (increased to 6,000 shares as a result of the two-for-one stock split with a record date of May 21, 1993). Each Nonemployee Director elected or appointed to the Board after the Effective Date will receive, as of the date of such election or appointment, a grant of a nonstatutory stock option to acquire 6,000 shares of Common Stock (which amount is subject to adjustment upon a reorganization, stock split, recapitalization, or other change in the Company's capital structure). Further, each Nonemployee Director serving in such capacity immediately after an annual meeting in a year subsequent to the Effective Date and not receiving an initial grant as of such date will receive, as of the date of such annual meeting, a grant of a nonstatutory stock option to acquire 6,000 shares of Common Stock (which amount is subject to adjustment upon a reorganization, stock split, recapitalization, or other change in the Company's capital structure). The exercise price for shares purchased pursuant to an option granted under the Directors Option Plan is the closing price of the shares of Common Stock subject to the option as reported on the New York Stock Exchange composite tape on the date the option is granted or on the last preceding date on which such price is so reported. Options granted under the Directors Option Plan are for a term of ten years from the date of grant. Options granted under the Directors Option Plan vest in 20% increments after each full year of service as a Nonemployee Director following the date of grant. Options granted under the Directors Option Plan are not transferable by the option holder except by will or by the laws of descent and distribution and are exercisable only by the Nonemployee Director (or his or her guardian or legal representative) during the lifetime of the Nonemployee Director. The option price upon exercise may be paid by a Nonemployee Director in cash, other shares of Common Stock owned by the Nonemployee Director, or by a combination of cash and Common Stock.

CORPORATE CHANGE

     If the Company is not the surviving entity in any merger or consolidation (or survives only as a subsidiary of another entity not previously wholly owned by the Company), all options outstanding under the Directors Option Plan will be exercisable for the number and class of securities or property that the Nonemployee Director would have been entitled to if the option had already been exercised. If the Company sells, leases or exchanges or agrees to sell, lease or exchange all or substantially all of its assets or if the Company is dissolved and liquidated, all outstanding options will be fully vested and each Nonemployee Director must surrender his outstanding options to the Company and the Company will cancel such options and pay to each Nonemployee Director an amount of cash equal to the per share price offered to shareholders of the Company in any such sale, lease, exchange of assets or dissolution transaction for the shares subject to such options over the exercise prices under such options for such shares.

AMENDMENTS

     The Board may terminate the Directors Option Plan at any time with respect to any shares for which options have not yet been granted. Further, the Board may alter or amend the Directors Option Plan from time to time; provided, however, the Directors Option Plan may not be amended more than once every six months other than to comport with changes in the Internal Revenue Code of 1986, as amended (the "Code"), the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or the rules thereunder; and provided, further, that no amendment may adversely affect the rights of any holder of an outstanding option, or any unexercised portion thereof, without the holder's consent and that no alteration or amendment that materially increases the benefits accruing to Nonemployee Directors under the Directors Option Plan, increases the aggregate number of shares of Common Stock that may be issued pursuant to the Directors Option Plan, increases or decreases the number of shares subject to each option, changes the schedule of grants, extends the terms of the options, changes the class of individuals eligible to receive options under the Directors Option Plan or extends the term of the Directors Option Plan may be adopted without the prior approval of the shareholders of the Company.

FEDERAL INCOME TAX ASPECTS OF THE DIRECTORS OPTION PLAN

     A Nonemployee Director will not recognize any taxable income at the time an option is granted under the Directors Option Plan. Ordinary income will be recognized by a Nonemployee Director at the time of exercise in an amount equal to the excess of the fair market value of the shares of Common Stock on the date of exercise over the option price for such shares. However, if other shares of Common Stock have been purchased by a Nonemployee Director within six months of the exercise of an option, recognition of the income attributable to such exercise may under certain circumstances be postponed for a period of up to six months from the date of such purchase of such other shares of Common Stock due to liability to suit under Section 16(b) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). If applicable, one effect of any such postponement would be to measure the amount of the Nonemployee Director's taxable income by reference to the fair market value of such shares at the time such liability to suit under Section 16(b) of the Exchange Act no longer exists (rather than at the earlier date of the exercise of the option). Upon a Nonemployee Director's exercise of an option granted under the Directors Option Plan, the Company may claim a deduction for compensation paid at the same time and in the same amount as ordinary income is recognized by the Nonemployee Director. The Directors Option Plan is not qualified under section 401(a) of the Code.

     The comments set forth in the above paragraph are only a summary of certain of the Federal income tax consequences relating to the Directors Option Plan. No consideration has been given to the effects of state, local, or other tax laws on the Directors Option Plan or a Nonemployee Director.

INAPPLICABILITY OF ERISA

     Based upon current law and published interpretations, the Company does not believe the Directors Option Plan is subject to any of the provisions of ERISA.

OPTIONS GRANTED UNDER THE DIRECTORS OPTION PLAN

     The following options are granted or scheduled to be granted under the Directors Option Plan on the date of the Annual Meeting. As indicated above, employees and executive officers of the Company are not entitled to receive options under the Directors Option Plan.

                                                                                SHARES
                                                                              UNDERLYING
                                                                            OPTIONS GRANTED
                                                                               OR TO BE
                                   CATEGORY                                     GRANTED
    ----------------------------------------------------------------------  ---------------
    Non-Executive Director Group..........................................     198,000(1)

- ---------------

(1) Includes options to purchase an aggregate of 48,000 shares to be granted at the Annual Meeting, assuming that the nominees for director from Class I are elected by the shareholders at the Annual Meeting. The description of the Directors Option Plan contains information with respect to the exercise prices, vesting provisions and expiration dates of these options.

     The approval of the Amendment will not increase or decrease the number of options outstanding or issuable under the Directors Option Plan. However, as a result of the Amendment, Nonemployee Directors who cease to serve as directors because of death, disability or the Company's mandatory retirement policy will have three years (subject to the earlier expiration of the ten year term of the option and possible extension of up to one year in the event of death) in which to exercise any options under the Directors Option Plan, as opposed to three months. For example, Mr. George M. Sullivan, who is currently a director of the Company and has options to purchase 18,000 shares at an average exercise price of $23.5833 per share, will cease to be a director at the Annual Meeting because of the Company's mandatory retirement policy for directors, and will therefore benefit from the Amendment. The closing sales price on the New York Stock Exchange composite tape on April 4, 1996 was $22.125 per share.

REQUIRED VOTE

     The affirmative vote of the holders of a majority of the shares of Common Stock represented in person or by proxy and entitled to vote at the Annual Meeting is required for approval of the Amendment, which approval is required for listing of the shares for trading on the New York Stock Exchange and as a condition to the effectiveness of the Amendment. Under Texas law, an abstention would have the same legal effect as a vote against this proposal, but a broker non-vote would not be counted for purposes of determining whether a majority had been achieved. The persons named in the proxy intend to vote for the approval of the Amendment, unless otherwise instructed.

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF THE AMENDMENT.

                                                                      APPENDIX I

                               FIRST AMENDMENT TO
                           SEAGULL ENERGY CORPORATION
                 1993 NONEMPLOYEE DIRECTORS' STOCK OPTION PLAN

     WHEREAS, SEAGULL ENERGY CORPORATION (the "Company") has heretofore adopted the SEAGULL ENERGY CORPORATION 1993 NONEMPLOYEE DIRECTORS' STOCK OPTION PLAN (the "Plan"); and

     WHEREAS, the Company desires to amend the Plan in certain respects;

     NOW, THEREFORE, the Plan shall be amended as follows:

     1. Subject to the provisions of paragraph 2 hereof, Paragraph 3 of the Nonemployee Director Stock Option Agreement, which is incorporated by Article II of the Plan, shall be deleted in its entirety and the following shall be substituted therefor:

          "3. EXERCISE OF OPTION. Subject to the earlier expiration of this Option as herein provided, this Option may be exercised, by written notice to the Company at its principal executive office addressed to the attention of its Chairman, President and Chief Executive Officer, at any time and from time to time after the date of grant hereof, but, except as otherwise provided below, this Option shall not be exercisable for more than a percentage of the aggregate number of shares offered by this Option determined by the number of full years from the date of grant hereof to the date of such exercise, in accordance with the following schedule:

                                                                     PERCENTAGE OF SHARES
                               NUMBER OF FULL YEARS                  THAT MAY BE PURCHASED
                 ------------------------------------------------    ---------------------
Less than        1 year..........................................                0%
                 1 year..........................................               20%
                 2 years.........................................               40%
                 3 years.........................................               60%
                 4 years.........................................               80%
                 5 years or more.................................              100%

     This Option is not transferable by Director otherwise than by will or the laws of descent and distribution, and may be exercised only by Director (or Director's guardian or legal representative) during Director's lifetime. If a Director's membership on the Board of Directors of the Company (the "Board") terminates, this Option may be exercised as follows:

          (a) If Director's membership on the Board terminates for cause or voluntarily by Director not at the request of the Board, this Option may be exercised by Director at any time during the period of three months following such termination, or by Director's estate (or the person who acquires this Option by will or the laws of descent and distribution or otherwise by reason of the death of Director) during a period of one year following Director's death if Director dies during such three-month period, but in each case only as to the number of shares Director was entitled to purchase hereunder upon exercise of this Option as of the date Director's membership on the Board so terminates. For purposes of this Agreement, "cause" shall mean Director's gross negligence or willful misconduct in performance of his duties as a director, or Director's final conviction of a felony or of a misdemeanor involving moral turpitude. For purposes of this Agreement, a Director's termination by reason of the mandatory retirement policy of the Board shall not constitute a voluntary termination, and the provisions of clause (b) shall be applicable to any such termination by reason of mandatory retirement.

          (b) If Director's membership on the Board terminates for any reason other than as described in clause (a) above (including without limitation because of Director's death, disability or by reason of mandatory retirement pursuant to the policy of the Board), this Option may be exercised in full by Director at any time until (i) three years after such termination or (ii) one year after Director's death, whichever is later. After Director's death, this Option shall be exercisable for the periods stated in the immediately preceding sentence by Director's estate (or the person who acquires this Option by will or the laws of descent and distribution or otherwise by reason of the death of Director). After Director's termination as a director by reason of disability, this Option shall be exercisable for the periods stated in the first sentence of this clause (b) by Director or by Director's guardian or legal representative.

     This Option shall not be exercisable in any event after the expiration of ten years from the date of grant hereof. The purchase price of shares as to which this Option is exercised shall be paid in full at the time of exercise (A) in cash (including check, bank draft or money order payable to the order of the Company), (B) by delivering to the Company shares of Stock having a fair market value equal to the purchase price, or (C) any combination of cash or Stock. No fraction of a share of Stock shall be issued by the Company upon exercise of an Option or accepted by the Company in payment of the purchase price thereof; rather, Director shall provide a cash payment for such amount as is necessary to effect the issuance and acceptance of only whole shares of Stock. Unless and until a certificate or certificates representing such shares shall have been issued by the Company to Director, Director (or the person permitted to exercise this Option in the event of Director's death) shall not be or have any of the rights or privileges of a shareholder of the Company with respect to shares acquirable upon an exercise of this Option."

     2. This amendment to the Plan shall be effective with respect to all options outstanding under the Plan on or after May 11, 1993, provided that it is approved by the shareholders of the Company at the 1996 Annual Meeting of Shareholders.

     3. As amended hereby, the Plan is specifically ratified and reaffirmed.

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      SHAREHOLDERS SHOULD RETURN THIS BLUE PROXY CARD INSTEAD OF THE WHITE
      PROXY CARD DISTRIBUTED WITH THE PROXY STATEMENT. IF YOU HAVE ALREADY RETURNED THE WHITE PROXY CARD, YOU SHOULD NEVERTHELESS COMPLETE AND RETURN THIS BLUE PROXY CARD.

                                      PROXY

                           SEAGULL ENERGY CORPORATION
                 ANNUAL MEETING OF SHAREHOLDERS -- MAY 14, 1996
                 PROXY SOLICITED ON BEHALF OF BOARD OF DIRECTORS

          The undersigned hereby appoints Barry J. Galt and John W. Elias as Proxies, each with the power to appoint his substitute, and hereby authorizes each of them to represent and to vote as designated below, all the shares of Common Stock of Seagull Energy Corporation (the "Company"), held of record by the undersigned on March 20, 1996, at the Annual Meeting of Shareholders to be held May 14, 1996, or any adjournment(s) or postponement(s) thereof.

          The undersigned hereby revokes any proxy to vote shares held by the undersigned heretofore given. THE UNDERSIGNED ACKNOWLEDGES THAT THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER AND THAT IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ALL NOMINEES LISTED IN PROPOSAL 1 AND IN FAVOR OF PROPOSALS 2 AND 3.

          Please sign exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

          I plan to attend the meeting (Please check if yes) / /

          This proxy may be revoked at any time prior to the voting of the proxy by the execution and submission of a revised proxy, by written notice to the Secretary of the Company or by voting in person at the meeting.

                                                             -------------
            (CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE)  SEE REVERSE
                                                                 SIDE
                                                             -------------
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

- --------------------------------------------------------------------------------

      1. Election of three directors to serve until the 1999 Annual Meeting of Shareholders:

         Class I Nominees -- Thomas H. Cruikshank, John W. Elias, Sam F. Segnar

   / / For          / / Withhold Authority       / / ______________________________________
                                                     For all nominees except as noted above

      2. Proposal to ratify the appointment by the Board of Directors of the firm of KPMG Peat Marwick LLP as independent public auditors of the Company for the fiscal year ending December 31, 1996.

  For / /               Against / /               Abstain / /

      3. Proposal to amend the Company's 1993 Nonemployee Directors' Stock Option Plan.

  For / /               Against / /               Abstain / /

      4. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting, or any adjournment(s) thereof.

      / / Mark here for address change and note below

                                          If you receive more than one BLUE
                                          proxy card, please sign and
                                          return all BLUE cards in the
                                          accompanying envelope.

                                          Signature: _________________  Date: _______, 1996

                                          Signature: _________________  Date: _______, 1996
                                                     (If held jointly)

- --------------------------------------------------------------------------------